Exhibit 8.1

LIST OF SUBSIDIARIES

        Details of the investments held by the Group are as follows:

		Proportion of capital held
	Country of incorporation	by SBS	in total
Broadcast Norge AS	Norway	100%	100%
TV Norge AS	Norway		50.7%
*Aktuelt Nyheter	AS Norway		50.7%
Radio 1 Norge AS	Norway	100%	100%
Radio 1 AS	Norway		100%
Radio Netverk AS	Norway		100%
Ungdomsradioen The Voice AS	Norway		100%
Radio 7 AS	Norway		100%
Radio 1 Din Hitstasjon AS	Norway		100%
Cutting Edge Productions AS	Norway		100%
Kanal 5 Holding AB	Sweden	100%	100%
Kanal 5 AB	Sweden		100%
Big Brother Kommanditbolag	Sweden		50%
Big Brother AB	Sweden		50%
Kanal 5 Limited	UK		100%
SBS Radio Sweden Holding AB	Sweden	100%	100%
SBS Radio AB	Sweden		51%
Radio City AB	Sweden		50%
Rockklassiker Sverige AB	Sweden		50%
e-FM Sverige AB	Sweden		50%
Vinyl AB	Sweden		50%
Mix Megapol.se AB	Sweden		51%
Euradio i Sverige AB	Sweden		51%
RIS Vinyl Skane AB	Sweden		51%
Ostersjons Reklamradio AB	Sweden		20.4%
SBS Radio Sweden AB	Sweden		100%
*Radio City 107 HB	Sweden		99%
Radio City Göteborg AB	Sweden		100%
Radio City Malmö AB	Sweden		100%
Radio City Stockholm AB	Sweden		100%
Radio City Ostersund AB	Sweden		50%
106.7 Rockklassiker AB	Sweden		100%
106.7 Rockklassiker Stockholm AB	Sweden		50%
Radio City Göteborg 107.3 AB	Sweden		50%
Radio Syd AB	Sweden		100%
Easy 107.5 Stockholm AB	Sweden		50%
*SBS Interactive AB	Sweden	100%	100%
Broadcast Text International AB	Sweden	100%	100%
Broadcast Text Svenska AB	Sweden		95%
Broadcast Text AS	Norway		100%

Broadcast Text Danmark A/S	Denmark		100%
Broadcast Text Helsinki Oy	Finland		75%
Broadcast Text N.V.	Belgium		100%
Broadcast Text Amsterdam B.V.	Netherlands		100%
Broadcast Text Budapest Kft.	Hungary		99.9%
Broadcast Text Inc.	USA		100%
SBS Broadcast Danmark A/S	Denmark	100%	100%
Tv Danmark A/S	Denmark		100%
Kanal 2 Prime Time A/S	Denmark	1.2%	98%
SBS Radio A/S	Denmark		100%
Radio 2 A/S	Denmark		100%
Radio 2 Distribution A/S	Denmark		100%
Nyhedsradioen 24-7 A/S	Denmark		100%
Radio Fredericia ApS	Denmark		100%
SBS Records ApS	Denmark		100%
Lugna Melodier A/S	Denmark		100%
Radioreklame A/S	Denmark		95.2%
Kommunikationsanpartsselskabet af 2/4 1990	Denmark		95.2%
Radio Silkeborg af 1997 A/S	Denmark		32.4%
*Det Danske Fjernsynsselskab A/S	Denmark		33.3%
*Kanal 60 A/S	Denmark		32.9%
TvDanmark Ostjylland 2002 Aps	Denmark		100%
Odense Lokal TV Aps	Denmark		100%
Timeline A/S	Denmark		40%
Pro Radio Oy	Finland	100%	100%
Tampereen Aäni Oy (Radio 957)	Finland		100%
Suomen Kaupunkiradio Oy (Radio City)	Finland		96.9%
Helsingin Radioviestintä Oy (KISS FM)	Finland		100%
Dikigoros Oy	Finland		100%
Helsingin Paikallinen Radio Oy	Finland		94%
Pro 957 Oy	Finland		100%
Miracle Sound Tampere Oy	Finland		74.5%
Miracle Sound Oulu Oy	Finland		47.9%
Miracle Sound Oy	Finland		47.9%
Oulun Horisontti Oy (Radio Mega)	Finland		100%
SBS Finland Oy	Finland		100%
SBS New Media Finland Oy	Finland		100%
Pirkanmaan Viestintäpalvelu Oy (Radio Pop)	Finland		100%
Mediaväylä Oy	Finland		100%
Radio Kantri Oy	Finland		100%
Kymenlaarson Sähköiset Viestimet Oy	Finland		28%
Turun Ensitorppa Oy	Finland		41%
Mediapalvelut Oy Tampere	Finland		28%
Tampereen Seudun Paikallisradio Oy	Finland		28%
VT4 Limited	UK	100%	100%
VT 4 Marketing & Sales N.V.	Belgium		100%
SBS Belgium N.V.	Belgium		100%
VT4 Network N.V.	Belgium		100%

SBS Services (UK) Limited	UK	100%	100%
Tv Danmark 1 Limited	UK	100%	100%
The Voice TV Networks Limited			100%
Romanian Broadcasting Corporation Limited	UK	46.5%	46.5%
European Broadcasting System S.A.	Luxembourg		46.5%
Ameron Television S.r.l.	Romania		37%
Ameron Television Ltd.	USA		46.5%
Scandinavian Broadcasting System (Jersey) Limited	Jersey	100%	100%
EBS International N.V.	Belgium	100%	100%
SBS Nederland B.V.	Netherlands	100%	100%
SBS Services B.V.	Netherlands		100%
Carthage I B.V.	Netherlands		100%
Carthage II B.V.	Netherlands		100%
Brainstation B.V.	Netherlands		100%
SBS Broadcasting B.V.	Netherlands		63%
V8 Broadcasting B.V	Netherlands		63%
SBS Productions B.V.	Netherlands		63%
Veronica Uitgeverij B.V.	Netherlands		63%
Veronica Litho B.V.	Netherlands		63%
Veronica Digitaal B.V.	Netherlands		63%
SBS Radio B.V.	Netherlands		100%
SBS Participaties B.V.	Netherlands		63%
At FUN B.V.	Netherlands		63%
TV10 B.V.	Netherlands		31.5%
SBS 6 Text VOF	Netherlands		31.5%
V8/FOX Kids Text VOF	Netherlands		31.5%
538 Entertainment VOF	Netherlands		31.5%
TV10 Holdings LLC	USA		31.5%
MTM-SBS Televizio Rt.	Hungary	49%	49%
*SBS Magyarorszagi Befektetesi Kft.	Hungary	98%	98.3%
*Budapesti Kommunikacios Rt.	Hungary		98.3%
MTM Produkcio Müsorgyarto es Filmformagalmazo Kft.	Hungary	100%	100%
INTERAKTIV Televizios Müsokeszitö Kft.	Hungary	80%	80%
Tele-For Kft.	Hungary		80%
Lampsi Radio Company S.A.	Greece	70%	70%
Hellas Radio Services Ltd.	Greece	50%	50%
SBS Services (US) Inc.	USA	100%	100%
TV2 o.o.D	Bulgaria		66%

*
Dormant